Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 13, 2013 with respect to the financial statements MTH Mortgage, LLC included in the Annual Report on Form 10-K for the year ended December 31, 2012 of Meritage Homes Corporation, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Los Angeles, California

August 7, 2013